UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2018

PQ GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38221	81-3406833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive

Valleybrooke Corporate Center

Malvern, Pennsylvania 19355

(Address of Principal Executive Offices, including Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Term Loan Facility

On February 8, 2018 (the “Closing Date”), PQ Corporation (the “Borrower”), an indirect, wholly owned subsidiary of PQ Group Holdings Inc. (“PQ Group Holdings”), refinanced its existing senior secured term loan facility with a new $1.267 billion senior secured term loan facility (the “New Term Loan Facility”) by entering into a third amendment agreement (the “Amendment”), which amended and restated the Term Loan Credit Agreement dated as of May 4, 2016, among the Borrower, CPQ Midco I Corporation, the guarantors identified therein, Citibank, N.A., as an additional term lender, Credit Suisse AG, Cayman Island Branch, as administrative agent and collateral agent, and the lenders and the other parties party thereto from time to time (as amended prior to the Amendment, the “Existing Credit Agreement” and as amended and restated by the Amendment, the “New Credit Agreement”).

The New Term Loan Facility bears interest at a floating rate of LIBOR (with a zero percent minimum LIBOR floor) plus 2.50 percent per annum and matures in February 2025, effectively lowering the interest rate margin and extending the maturity of its senior secured term loan facility. The New Term Loan Facility requires scheduled quarterly amortization payments, each equal to 0.25% of the original principal amount of the loans under the New Term Loan Facility. Voluntary prepayments of the New Term Loan Facility in connection with a Repricing Transaction, as defined in the New Credit Agreement, on or prior to six months after the Closing Date will be subject to a call premium of 1.0%. Otherwise, outstanding loans under the New Term Loan Facility may be voluntarily prepaid at any time without premium or penalty.

In addition, the New Credit Agreement contains customary mandatory prepayments, affirmative and negative covenants and events of default, all of which are substantially the same as under the Existing Credit Agreement.

The foregoing description of the senior secured term loan facility is qualified in its entirety by reference to the amendment agreement relating thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Cross Currency Swap Arrangements

On the Closing Date, the Borrower also entered into multiple cross currency swap arrangements to hedge foreign currency risk. With an aggregate notional amount of approximately $343 million, the swaps are designed to enable the Borrower to effectively convert a portion of its fixed-rate U.S. dollar denominated debt obligations into approximately €280 million equivalent. The swaps are expected to mature in February 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment Agreement, dated February 8, 2018, among the Borrower, CPQ Midco I Corporation, the guarantors identified therein, Citibank, N.A., as an Additional Term Lender and Credit Suisse AG, Cayman Island Branch, as administrative agent and collateral agent, and the lenders and the other parties party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ Group Holdings Inc.

By:	/s/ Joseph S. Koscinski
Name:	Joseph S. Koscinski
Title:	Secretary, Vice President & General Counsel

Date: February 9, 2018